UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008 (October 12, 2008)

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on a current report on Form 8-K filed on September 29, 2008, on September 25, 2008, TopSpin Medical Inc. (the “Company”) executed a supplemental indenture with Wilmington Trust Company (in its capacity as Trustee for the Company’s Series A Debentures) and the Ziv Haft Trust Company Ltd. (in its capacity as Co-Trustee of the Company’s Series A Debentures) (the “Supplemental Indenture”). The Supplemental Indenture, dated July 2007, which supplements the original indenture governing the Series A Debentures, provides for the conversion of each 1.00 New Israeli Shekel (NIS) of principal amount of Series A Debentures held by an Eligible Bondholder (as defined in the settlement agreement executed by the abovementioned parties on July 13, 2008 (the “Settlement Agreement”, a copy of which was filed as an exhibit to the Company’s quarterly report on Form 10-Q filed on August 14, 2008)), into nine (9) shares of common stock of the Company (the “Common Stock”) and 0.25 NIS in cash (the “Conversion”).

As contemplated by the Supplemental Indenture and the Settlement Agreement, on October 12, 2008, all of the outstanding 50,000,000.00 NIS of the Series A Debentures were converted into 450,000,000 shares of the Company’s Common Stock. The Company will issue the cash payment contemplated by the Settlement Agreement on October 26, 2008 instead of October 15, 2008 as an accommodation to the Tel Aviv Stock Exchange on which the Series A Debentures are listed. The payment will be in the amount of .250263 NIS in cash for each 1.00 NIS of principal amount of Series A Debentures, such amount including interest on the originally contemplated .25 NIS payment accrued from October 15, 2008 to October 26, 2008. Upon the completion of this cash payment, all of the Company’s outstanding Series A Debentures will be retired.

Item 3.02. Unregistered Sale of Securities.

As disclosed in Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference, the Company issued 450,000,000 shares of its Common Stock (the “Conversion Shares”) in partial consideration of the retirement of all of its outstanding Series A Debentures. The Settlement Agreement, pursuant to which the Series A Debentures were converted and the Conversion Shares were issued, was approved following a fairness hearing in an Israeli court of appropriate jurisdiction. Therefore, the Company considers the Conversion Shares to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2008, the Company notified Eyal Kolka, Vice President of TopSpin Medical (Israel) Ltd., a wholly owned subsidiary of the Company (“TopSpin (Israel)”) of the termination of his employment pursuant to the terms of his employment agreement. Mr. Kolka’s employment will terminate on December 9, 2008; an adjustment period will begin on such date and end on March 9, 2009.

Also on October 12, the Company notified Cindy Setum, Vice President of Clinical Affairs of TopSpin (Israel) of the termination of her employment pursuant to the terms of her consulting agreement. Ms. Setum’s employment will terminate on December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: October 16, 2008	By:	/s/ Tami Sharbit-Bachar

Name: Tami Sharbit-Bachar
Title: Director of Finance and Secretary